Exhibit 4.5

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of December 22, 2015 (this “Supplemental Indenture”), is between MPLX LP, a limited partnership duly formed and existing under the laws of the State of Delaware (the “Partnership”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, pursuant to the Indenture, dated as of February 12, 2015, as supplemented by the First Supplemental Indenture, dated as of February 12, 2015, the Second Supplemental Indenture, dated as of December 22, 2015, the Third Supplemental Indenture, dated as of December 22, 2015, and the Fourth Supplemental Indenture, dated as of December 22, 2015 (as so supplemented, the “Indenture”), in each case between the Partnership and the Trustee, the Partnership may from time to time issue and sell Debt Securities in one or more series;

WHEREAS, the Partnership desires to create and authorize a new series of Debt Securities entitled “4.875% Senior Notes due 2025” (the “Notes”), limited initially to $1,189,038,000 in aggregate principal amount, and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Partnership has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Notes are a series of Debt Securities and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;

WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Partnership and authenticated and delivered by or on behalf of the Trustee as provided in the Indenture and this Supplemental Indenture, the valid, binding and legal obligations of the Partnership, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the Holders thereof, the Partnership and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

Section 1. Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture.

Section 2. Other Definitions. In addition, the following terms shall have the following meanings with respect to the Notes:

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board Resolution” means a copy of a resolution or resolutions of the Board of Directors, certified by the Secretary or an Assistant Secretary of the General Partner to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding Marathon Petroleum Corporation or any of its affiliates, which disposition is followed by a Rating Decline within 90 days thereafter;

(2) the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding Marathon Petroleum Corporation, or any of its affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereafter.

Notwithstanding the preceding, a conversion of the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for equity interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange Marathon Petroleum Corporation, or any of its affiliates, Beneficially Owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of the General Partner, or continues to Beneficially Own a sufficient percentage of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

“Consolidated Net Tangible Assets” means the aggregate value of all assets of the Partnership and its Subsidiaries after deducting therefrom: (i) all current liabilities, excluding all short-term indebtedness and the current portion of long-term indebtedness; (ii) all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and (iii) all goodwill patents and trademarks, unamortized debt discounts and other similar intangibles (all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with the Partnership’s most recent audited consolidated financial statements).

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Notes” means any notes issued in exchange for Notes pursuant to the Registration Rights Agreement or similar agreement.

“Interest Payment Date,” when used with respect to any installment of interest on any Debt Security, means the date specified in such Debt Security as the fixed date on which such installment of interest is due and payable.

“Investment Grade” means, with respect to Moody’s, a rating of at least Baa3, and with respect to S&P, a rating of at least BBB-.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means as the context may require, (i) to mortgage, pledge, encumber or subject to a lien or (ii) a mortgage, pledge, encumbrance or lien.

“Predecessor Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 2.09 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Decline” means, with respect to the Notes, that such Notes become rated below Investment Grade by both S&P and Moody’s.

“Registration Rights Agreement” means the registration rights agreement dated as of the date of this Supplemental Indenture, among the Partnership, the General Partner, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Debt Securities means the date specified for that purpose as contemplated by Section 2.03 of the Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Notes Legend” has the meaning set forth in Section 5(b) herein.

“Restricted Period” shall have the meaning set forth in Section 6(c) herein.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17 of the Indenture.

“Transfer Restricted Note” means any Note that bears or is required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Voting Stock” of any person as of any date means the equity interests of such person pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

Section 3. Creation and Authorization of Series.

(a) There is hereby created and authorized the following new series of Debt Securities to be issued under the Indenture, to be designated as the “4.875% Senior Notes due 2025.”

(b) The Notes shall be limited initially to $1,189,038,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Partnership may, from time to time, without notice to or consent of the Holders of the Notes, increase the principal amount of the Notes that may be issued under this Supplemental Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same terms and conditions other than the public offering price, original interest accrual date and initial interest payment date, and the same CUSIP numbers as the applicable series of Notes previously issued, will be fungible with the applicable series of Notes previously issued for U.S. federal income tax purposes, and will carry the same right to receive accrued and unpaid interest as the Notes previously issued, and such additional notes will form a single series with the Notes of such series previously issued, including, without limitation, for purposes of waivers, amendments, redemptions and, if any, offers to purchase, and will rank equally and ratably with the Notes of such series previously issued.

(c) The date on which the principal is payable on the Notes, unless accelerated pursuant to the Indenture, shall be as provided in the form of security attached hereto as Exhibit A.

(d) The Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The Interest Payment Dates and the Regular Record Dates for the determination of

Holders of the Notes to whom such interest is payable shall be as provided in the form of security attached hereto as Exhibit A.

(e) The Notes shall be redeemable at the option of the Partnership as set forth in the form of security attached hereto as Exhibit A.

(f) The provisions of Sections 3.04 and 3.05 of the Indenture shall not be applicable to the Notes.

(g) The Notes will be issued only in fully registered form, without coupons, in denominations provided herein and in the form of security attached hereto as Exhibit A.

(h) The Events of Default and covenants specified in the Indenture will apply to the Notes.

(i) The defeasance and covenant defeasance provisions of Article XI of the Indenture, including both Sections 11.02 and 11.03 of the Indenture, will apply to the Notes.

(j) The Notes shall be issued in the form of one or more Global Securities substantially in the form of security attached hereto as Exhibit A. The Partnership initially appoints The Depository Trust Company to act as Depositary with respect to the Notes. Additional provisions applicable to the Notes issued in the form of a Global Security are set forth in the form of security attached hereto as Exhibit A.

(k) The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(l) The Trustee will initially act as the Registrar for the Notes and as the paying agent with respect to the Notes. The Place of Payment will be The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York 10286.

(m) Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the TIA.

Section 4. Additional Covenants. In addition to the covenants set forth in Article IV of the Indenture, the following additional covenants shall apply with respect to the Notes:

Section 4.10 Mortgage of Certain Property.

If the Partnership or any Subsidiary of the Partnership shall Mortgage as security for any indebtedness for money borrowed any pipeline, terminal or other logistics or storage property or asset employed in the transportation, distribution, storage, terminalling, processing or marketing of crude oil, natural gas, condensate or refined products that (i) is located in the United States and (ii) is determined to be a principal property by the Board of Directors in its discretion, the Partnership will secure, or will cause such Subsidiary to secure, the Notes and all other Debt Securities equally and ratably with all indebtedness or obligations secured by the Mortgage then being given; provided, however, that this covenant shall not apply in the case of:

(1)	any Mortgage existing on the date of the Indenture (whether or not such Mortgage includes an after-acquired property provision);

(2)	any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition or construction of any property (for purposes hereof, the creation of any Mortgage within one hundred eighty (180) days after the acquisition or completion of construction of such property shall be deemed to be incurred in connection with the acquisition of such property), the assumption of any Mortgage previously existing on such acquired property or any Mortgage existing on the property of any entity when such entity becomes a Subsidiary of the Partnership;

(3)	any Mortgage on such property in favor of the United States of America, any State, or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress, advance or other payments to the Partnership or any Subsidiary of the Partnership pursuant to the provisions of any contract or any statute;

(4)	any Mortgage on such property in favor of the United States of America, any State, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings by the Partnership or any Subsidiary of the Partnership for the purchase or construction of the property Mortgaged;

(5)	any Mortgage on any principal property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement or alteration of such principal property or any portion thereof;

(6)	any Mortgage on any movable railway, marine or automotive equipment or office building, any of which is located at or on any such principal property;

(7)	any Mortgage on any equipment or other personal property used in connection with any such principal property;

(8)	any Mortgage on any such principal property arising in connection with the sale of accounts receivable; or

(9)	any Mortgage that is a renewal of or substitution for any Mortgage permitted under any of the preceding clauses.

Notwithstanding the foregoing restriction contained in this Section 4.10, the Partnership may and may permit its Subsidiaries to incur liens or grant Mortgages on property covered by the restriction above so long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leasebacks contained in Section 4.11, does not, at the time such lien or Mortgage is granted, exceed fifteen percent (15%) of Consolidated Net Tangible Assets.

Section 4.11 Sale and Leaseback of Certain Properties.

The Partnership will not, nor will it permit any Subsidiary of the Partnership to, sell or transfer any pipeline, terminal or other logistics or storage property or asset employed in the transportation, distribution, storage, terminalling, processing or marketing of crude oil, natural gas, condensate or refined products that (i) is located in the United States and (ii) is determined to be a principal property by the Board of Directors in its discretion, with the intention of taking back a lease of such property; provided, however, this covenant shall not apply if:

(1)	the lease is between the Partnership and a Subsidiary or between Subsidiaries;

(2)	the lease is for a temporary period by the end of which it is intended that the use of such property by the lessee will be discontinued;

(3)	the Partnership or a Subsidiary of the Partnership could, in accordance with Section 4.10, Mortgage such property without equally and ratably securing the Notes and other series of Debt Securities; or

(4)	(A) the Partnership promptly informs the Trustee of such sale,

(B)	the net proceeds of such sale are at least equal to the fair value (as evidenced by a Board Resolution) of such property and

(C)	the Partnership shall, and in any such case the Partnership covenants that it will, within one hundred and eighty (180) days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of debt of the Partnership, or of a Subsidiary of the Partnership in the case of property of such Subsidiary, maturing, by its terms more than one (1) year after the date on which it was originally incurred (herein called “funded debt”); provided that the amount to be applied to the retirement of funded debt of the Partnership or of a Subsidiary of the Partnership shall be reduced by the amount below if, within seventy-five (75) days after such sale, the Partnership shall deliver to the Trustee an Officer’s Certificate

(i)	stating that on a specified date after such sale the Partnership or a Subsidiary of the Partnership, as the case may be, voluntarily retired a specified principal amount of funded debt,

(ii)	stating that such retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision (other than provisions requiring retirement of any funded debt of the Partnership or a Subsidiary of the Partnership, as the case may be, under the circumstances referred to in this Section 4.11), and

(iii)	stating the then optional redemption or prepayment price applicable to the funded debt so retired or, if there is no such price applicable, the amount applied by the Partnership or a Subsidiary of the Partnership, as the case may be, to the retirement of such funded debt.

In the event of such a sale or transfer, the Partnership shall deliver to the Trustee the Board Resolution referred to in the parenthetical phrase contained in subclause (4)(B) of this Section 4.11 and an Officer’s Certificate setting forth all material facts under this Section 4.11. For the purposes of this Section 4.11, the term retirement of such funded debt shall include the “in substance defeasance” of such funded debt in accordance with then applicable accounting rules.

Section 4.12 Change of Control Offer.

(a) If a Change of Control occurs, each Holder of the Notes will have the right to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”). In the Change of Control Offer, the Partnership shall offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of any Holder in whose name a Note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest due on an Interest Payment Date that is on or prior to such Change of Control Payment Date. Within 30 days following any Change of Control, the Partnership shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Partnership shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.12 by virtue of such compliance.

(b) On or before the Change of Control Payment Date, the Partnership shall, to the extent lawful, accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, on the Change of Control Payment Date, the Partnership will:

(1)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not validly withdrawn; and

(2)	deliver or cause to be delivered to the Trustee, by book-entry in the case of global notes, the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Partnership.

(c) On the Change of Control Payment Date, the paying agent shall mail to each Holder of Notes accepted for payment the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Partnership shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The provisions described in this Section 4.12 that require the Partnership to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of the Indenture are applicable.

(e) Notwithstanding the other provisions of this Section 4.12, the Partnership shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Partnership and purchases all Notes validly tendered and not validly withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Notes has been given pursuant to the Indenture, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in accordance with the terms of such Alternate Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(g) In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes of any series accept a Change of Control Offer or an Alternate Offer and the Partnership (or a third party making the Change of Control Offer as provided in Section 4.12(e)) purchases all of the Notes of that series held by such Holders, the Partnership will have the right, upon not less than 30 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, as the case may be, to redeem all of the Notes of that series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

Section 5. Transfer Restrictions.

(a) The initial offering and sale of the Notes shall not be registered under the Securities Act or any state securities laws. The Notes shall be offered pursuant to exemptions from the registration requirements of the Securities Act in reliance upon Rule 144A and

Regulation S promulgated under the Securities Act. For so long as any of the Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the Securities Act, the Partnership shall, if the Partnership is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such Notes, or to any prospective purchaser of such Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

(b) The following provisions shall apply with respect to any proposed transfer of any Transfer Restricted Note prior to the expiration of the holding period applicable to sales of such Notes under Rule 144, and the Registrar shall refuse to register any transfer of such Notes not complying with the restrictions set forth in the Restricted Notes Legend and in this Section 5. In addition to the requirements set forth in Section 2.07 of the Indenture, Restricted Transfer Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 2.07 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

(i) if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

(ii) if such Transfer Restricted Notes are being transferred (1) to a QIB in accordance with Rule 144 or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

(iii) if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Exhibit B and Exhibit C hereto); or

(iv) if such Transfer Restricted Notes are being transferred in reliance on and in compliance with (1) an exemption from registration in accordance with Rule 144 under the Securities Act or (2) another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an opinion of counsel, certification or other evidence as may reasonably be required to that effect if the Partnership or the Trustee so requests.

(c) In addition to the requirements set forth in Section 3.05 of the Indenture, a Holder of a beneficial interest in Regulation S Global Note who wishes to transfer its interest in such Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in the Rule 144A Global Note shall deliver to the Registrar a certification to that effect (in substantially the form of Exhibit C attached hereto) upon which the Registrar may conclusively rely. After the expiration of the Restricted Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in this Section 5(c).

(d) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.07 of the Indenture and Section 5 and Section 6 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act; provided, however, that prior to the expiration of the Restricted Period, transfers and exchanges of beneficial interests in the Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.

(e) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Notes so issued shall not bear such legends. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, or if a request is made to remove the Restricted Notes Legend on a Note, the Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Partnership such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Partnership that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such Notes are not “restricted securities” within the meaning of Rule 144 or that such Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Partnership, shall authenticate and deliver a Note that does not bear the Restricted Notes Legend. If a Restricted Notes Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Partnership, the Restricted Notes Legend shall be reinstated.

(f) Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Note for a beneficial interest in the same Global Note.

(g) Notwithstanding the foregoing, in the event that any Transfer Restricted Notes are exchanged for an Exchange Notes in connection with an effective registration statement pursuant to the Registration Rights Agreement, the Partnership shall issue and, at the direction of the Partnership, the Trustee shall authenticate the Exchange Notes in exchange for Transfer Restricted Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the Restricted Notes Legend, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes.

Section 6. Form of Notes/Legends.

(a) The Notes are being offered only to (A) Persons reasonably believed to be QIBs in reliance on Rule 144A and (B) non U.S. Persons in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of a permanent Global Notes deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in the form of security attached as Exhibit A (the “Exchange Global Notes”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary, duly executed by the Partnership and authenticated by the Trustee as hereinafter provided. The Exchange Global Notes may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.

(b) The Notes offered to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security attached as Exhibit A (the “Rule 144A Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Partnership and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, as hereinafter provided.

(c) The Notes offered to non U.S. Persons outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security as attached hereto as Exhibit A (the “Regulation S Global Notes” and, together with the Rule 144A Global Notes and the Exchange Global Notes, the “Global Notes”). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary. Prior to the 40th day after the date the Notes are issued (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein. Investors may hold their interests in the Regulation S Global Note through organizations other than Euroclear or Clearstream that are participants in the Depositary’s system or directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. If such interests are held through Euroclear or Clearstream, Euroclear and Clearstream will hold such interests in the applicable Regulation S Global Note on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers’ securities accounts in the depositaries’ names on the books of the Depositary. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(d) Unless and until (i) a Note issued as a Transfer Restricted Note is sold under an effective registration statement, (ii) a Note issued as a Transfer Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement pursuant to the Registration Rights Agreement or (iii) the Partnership receives an opinion of counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(i) the Rule 144A Global Note and the Regulation S Global Note shall bear the following legend on the face thereof (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF MPLX LP THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO MPLX LP, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, MPLX LP RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(ii) each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

Section 7. Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.

Section 8. Governing Law. This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any principles of conflicts of laws thereunder to the extent the application of the laws of another jurisdiction would be required thereby.

Section 9. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals and statements contained herein shall be taken as statements of the Partnership, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes other than with respect to the Trustee’s authentication and execution. The Trustee shall not be accountable for the use or application by the Partnership of the Notes or the proceeds thereof.

Section 10. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 11. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

MPLX LP

By:	MPLX GP LLC, its General Partner

	By:	/s/ Joshua P. Hallenbeck
	Name:	Joshua P. Hallenbeck
	Title:	Vice President, Finance and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT A

MPLX LP

4.875% Senior Notes due 2025

No.	$[●]

CUSIP No. [●]

[FOR GLOBAL SECURITIES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

[FOR RULE 144A AND REGULATION S GLOBAL SECURITIES: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRE (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF MPLX LP THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND

ONLY (A) TO MPLX LP, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (E) ABOVE, MPLX LP RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

MPLX LP, a limited partnership duly formed and existing under the laws of the State of Delaware (herein called the “Partnership,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [●] [Insert if Global Security: CEDE & CO.], or registered assigns, the principal sum of [●] Dollars ($[●]) [Insert if Global Security: ,or such greater or lesser amount as indicated on the Schedule of Increases or Decreases in the Principal Amount of Securities attached hereto,] on June 1, 2025, and to pay interest thereon from December 1, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year commencing June 1, 2016, at the rate of 4.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange all as more fully provided in said Indenture. If an Interest Payment Date, a Stated Maturity or a Redemption Date with respect to this Security falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such Interest Payment Date, Stated Maturity or Redemption Date.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (1) payments on any Global Security shall be made by electronic (same-day) funds transfer to the Depositary and (2) at the option of the Partnership payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Debt Security Register, provided that such Person shall have given the Trustee written instructions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:

MPLX LP

By	MPLX GP LLC, its General Partner

By:
Name:
Title:

Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

MPLX LP

4.875% Senior Notes due 2025

This Security is one of a duly authorized issue of Debt Securities of the Partnership (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 12, 2015, as amended or supplemented to date, including as supplemented by the Fifth Supplemental Indenture, dated as of December 22, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $1,189,038,000.

Prior to March 1, 2025, the Securities are subject to redemption, in whole at any time or in part from time to time, at the election of the Partnership, at a redemption price equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed, plus any interest accrued but not paid to the Redemption Date or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to March 1, 2025 (exclusive of any accrued interest) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus any interest accrued but not paid to the Redemption Date.

On or after March 1, 2025, the Securities are subject to redemption, in whole at any time or in part from time to time, at the election of the Partnership, at 100% of the principal amount of such Securities to be redeemed, plus any interest accrued but not paid to the Redemption Date.

For purposes of the redemption provisions of the Securities, the following terms are applicable:

“Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York or any Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Comparable Treasury Issue” means the United States treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term, which we refer to as the “Remaining Life,” of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average, as determined by us, of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if we obtain fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of Barclays Capital Inc., BNP Paribas Securities Corp., Goldman, Sachs & Co. and two additional dealers in U.S. Government securities selected by us, each of which we refer to as a “Primary Treasury Dealer,” and their respective successors that we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed by MPLX as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Unless the Partnership defaults in payment of the redemption price, on or after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If a Change of Control occurs, each Holder of the Securities will have the right to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to the offer described herein (a “Change of Control Offer”). In the Change of Control Offer, the Partnership shall offer a payment (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of any Holder in whose name a Securities are registered on a record date occurring prior to the Change of Control Payment Date to receive interest due on an interest payment date that is on or prior to such Change of Control Payment Date.

Within 30 days following any Change of Control, the Partnership shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Securities on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Partnership shall comply with the requirements of Rule 14e-1 under the

Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities or the Indenture, the Partnership shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Change of Control provisions of the Securities or the Indenture by virtue of such compliance.

On or before the Change of Control Payment Date, the Partnership shall, to the extent lawful, accept for payment all Securities or portions thereof validly tendered pursuant to the Change of Control Offer.

Promptly after such acceptance, on the Change of Control Payment Date, the Partnership will: (1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and not validly withdrawn; and (2) deliver or cause to be delivered to the Trustee, by book-entry in the case of global notes, the Securities so accepted together with an officer’s certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Partnership.

On the Change of Control Payment Date, the paying agent will mail to each Holder of the Securities accepted for payment the Change of Control Payment for such Securities (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a Note equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Partnership shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Partnership to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of the Indenture are applicable.

The Partnership shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Partnership and purchases all Securities validly tendered and not validly withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding Securities has been given pursuant to the Indenture as described above unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Partnership has made an offer to purchase (an “Alternate Offer”) any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer or an Alternate Offer and the Partnership (or a third party making the Change of Control Offer as provided above) purchases all of the Securities held by such Holders, the Partnership will have the right, upon not less than 30 nor more than 60 days’ notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, as the case may be, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Securities that remain outstanding, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

For purposes of the Change of Control Offer provisions of the Securities, the following terms are applicable:

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding Marathon Petroleum Corporation or any of its affiliates, which disposition is followed by a Rating Decline within 90 days thereafter;

(2) the adoption of a plan relating to the liquidation or dissolution of the Partnership or the removal of the General Partner by the limited partners of the Partnership; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding Marathon Petroleum Corporation, or any of its affiliates, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Rating Decline within 90 days thereafter.

Notwithstanding the preceding, a conversion of the Partnership from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for equity interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange Marathon Petroleum Corporation, or any of its affiliates, Beneficially Owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of the General Partner, or continues to Beneficially Own a sufficient percentage of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

“Investment Grade” means, with respect to Moody’s, a rating of at least Baa3, and with respect to S&P, a rating of at least BBB-.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Rating Decline” means, with respect to the Securities, that such Securities become rated below Investment Grade by both S&P and Moody’s.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Voting Stock” of any person as of any date means the equity interests of such person pursuant to which the Holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

The Indenture contains provisions permitting the Partnership and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another Person to the Partnership; (2) to surrender any right or power conferred by the Indenture, to add to the covenants for the protection of the Holders of the Notes or to add additional defaults or events of default; (3) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders; (4) to permit qualification of the Indenture or any supplemental indenture under the TIA; (5) to permit or facilitate the issuance of Debt Securities of any series in uncertified form; (6) to secure any or all Debt Securities; (7) to make any change that does not adversely affect the rights of any Holder; (8) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more Debt Securities, under certain conditions specified therein; (9) to evidence and provide acceptance of appointment thereunder by a successor or separate Trustee and to add to or change the provisions under the Indenture as necessary; and (10) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03 of the Indenture.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities then Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but, subject to any applicable provisions of the Indenture, the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

FORM OF ASSIGNMENT

ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s),
assign(s) and transfer(s) unto

Please insert Social Security or other identifying number of assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                  attorney to transfer said Security on the books of the Partnership, with full power of substitution in the premises.

Dated:

Notice: This signature to the assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT

OF SECURITIES

The original principal amount of this Security is [●] U.S. Dollars ($[●]). The following increases or decreases in the principal amount of this Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Depositary

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF NOTES

Re: 4.875% Senior Notes due 2025 (the “Notes”) of MPLX LP (the “Partnership”)

This Certificate relates to $         principal amount of Notes held in book-entry or definitive form by (the “Transferor”). The Transferor has requested the Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Partnership or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Supplemental Indenture setting forth the terms of the Notes pursuant to the Indenture).

Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Partnership so requests).

Fill in blank or check appropriate item, as applicable.

B-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Address:

B-2

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

Re: 4.875% Senior Notes due 2025 (the “Notes”) of MPLX LP (the “Partnership”)

This Certificate relates to $          principal amount of Notes held in book-entry form by (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Temporary Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Establishment Action and that:

(a) the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c) no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through [Euroclear] [Clearstream].

C-1

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Address:

C-2